Exhibit 99.1

Erie Indemnity Company Reports Election of Board of Directors
and Executive Officers

Erie, Pa. — April 17, 2007 — The shareholders of Erie Indemnity Company (NASDAQ: ERIE) at their annual meeting today elected fifteen nominees for the Company’s Board of Directors. The persons elected to the Board of Directors are:

•	Kaj Ahlmann, Advisory Board Member, Sapiens International and former Chairman and Chief Executive Officer Danish Re Group, a property & casualty reinsurer

•	John T. Baily, Retired President, Swiss Re Capital Partners

•	J. Ralph Borneman Jr., President and Chief Executive Officer and Chairman of the Board of Body-Borneman Associates, Inc.

•	Patricia Garrison-Corbin, President and Chief Executive Officer of P.G. Corbin Asset Management, Inc. and President, P.G. Corbin & Company, Inc.

•	Jonathan Hirt Hagen, Vice Chairman, Custom Group Industries, and private investor

•	Susan Hirt Hagen, Co-trustee of H.O. Hirt Trusts

•	Thomas B. Hagen, chairman/owner of Custom Group and general partner of the Hagen Family Limited Partnership

•	C. Scott Hartz, Senior Managing Director, SCIUS Capital Group, LLC, Chief Executive Officer, Hartz Group, IT and technology consultant

•	F. William Hirt, Co-trustee of H.O. Hirt Trusts; Chairman of the Board of Erie Indemnity Company, Erie Family Life Insurance Company and Erie Insurance Company; retired President and Chief Executive Officer of the Company

•	Claude C. Lilly III, Dean, Belk College of Business Administration, University of North Carolina at Charlotte

•	Jeffrey A. Ludrof, President and Chief Executive Officer of Erie Indemnity Company, Erie Family Life Insurance Company and Erie Insurance Company

•	Lucian L. Morrison, independent trustee and consultant in trust, estate, probate and qualified plan matters

•	Thomas W. Palmer, member of the law firm of Marshall & Melhorn, LLC

•	Elizabeth A. Vorsheck, Administrator of family limited partnerships that invest in and manage real estate, mortgage and stock assets and a principal of a family charitable foundation

•	Robert C. Wilburn, President and Chief Executive Officer, Gettysburg National Battlefield Museum Foundation

At the Board of Directors meeting on Tuesday, April 17, 2007, the Board also re-elected the current executive management team of the Erie Insurance Group and re-elected F. William Hirt as Chairman of the Board. The principal officers re-elected are:

•	Jeffrey A. Ludrof, CPCU, AIC, CIC, LUTCF, President and CEO

•	Philip A. Garcia, CPA, FLMI, ACS, Executive Vice President and Chief Financial Officer

•	Thomas B. Morgan, AIS, CIC, Executive Vice President, Insurance Operations

•	Michael Krahe, Ph.D., Executive Vice President of Human Development and Leadership

The Board also elected James J. Tanous, Esq., as Executive Vice President, Secretary and General Counsel, effective April 30, 2007. Mr. Tanous succeeds Jan R. Van Gorder, Esq. who retired from the Company effective December 31, 2007 but will remain as acting secretary and general counsel through April 30, 2007.

Erie Indemnity Company provides management services to the member companies of the Erie Insurance Group, which includes the Erie Insurance Exchange, Flagship City Insurance Company, Erie Insurance Company, Erie Insurance Property and Casualty Company, Erie Insurance Company of New York and Erie Family Life Insurance Company.

Erie Indemnity Company provides management services to the member companies of the Erie Insurance Group, which includes the Erie Insurance Exchange, Flagship City Insurance Company, Erie Insurance Company, Erie Insurance Property and Casualty Company, Erie Insurance Company of New York and Erie Family Life Insurance Company. According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 15th largest automobile insurer in the United States based on direct premiums written and the 22nd largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has almost 3.8 million policies in force and operates in 11 states and the District of Columbia. Erie Insurance Group ranked 463 on the FORTUNE 500 and Erie Indemnity Company is included in Forbes Magazine’s PLATINUM 400 list of the best-managed companies in America.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain forward-looking statements contained herein involve risks and uncertainties. These statements include certain discussions relating to management fee revenue, cost of management operations, underwriting, premium and investment income volume, business strategies, profitability and business relationships and the Company’s other business activities during 2007 and beyond. In some cases, you can identify forward-looking statements by terms such as “may,” will,” “should,” “could,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions. These forward-looking statements reflect the Company’s current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that may cause results to differ materially from those anticipated in those statements. Many of the factors that will determine future events or achievements are beyond our ability to control or predict.

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